Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

               We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-98167, No. 333-59419 and No. 333-59417) of Group 1 Software, Inc. of our reports dated June 11, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
June 14, 2004